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                                                                    EXHIBIT 23.2



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


          We have issued our report dated February 4, 1997, accompanying the financial statements included in the Annual Report of BindView Development Corporation on Form 10-K for the year ended December 31, 1998. We hereby consent to the incorporation by reference of said report in the Registration Statements of BindView Development Corporation on Forms S-8 (File No. 333-59825, effective July 24, 1998 and File No. 333-66331, effective October 29, 1998).

/s/ GRANT THORNTON LLP

GRANT THORNTON LLP
Houston, Texas
February 22, 1999